Exhibit 99.1

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2019

FOX CORPORATION REPORTS ITS FIRST QUARTERLY RESULTS

AS A STANDALONE COMPANY

TOTAL REVENUES OF $2.75 BILLION

AFFILIATE REVENUES INCREASED 11%

ADVERTISING REVENUES INCREASED 9%

INCOME BEFORE INCOME TAX EXPENSE OF $706 MILLION AND

TOTAL SEGMENT OPERATING INCOME BEFORE

DEPRECIATION AND AMORTIZATION OF $766 MILLION

EARNINGS PER SHARE OF $0.85

ADJUSTED EARNINGS PER SHARE OF $0.76

NEW YORK, NY, May 8, 2019 – Fox Corporation (Nasdaq: FOXA, FOX; “FOX” or the “Company”) today reported financial results for the three months ended March 31, 2019.

The Company reported total quarterly revenues of $2.75 billion, a 12% increase from the $2.46 billion of revenues in the prior year quarter. The increase in revenues was primarily attributable to affiliate and advertising revenue growth of 11% and 9%, respectively. This revenue growth was driven by a 29% increase in retransmission consent revenues and by a 10% increase in advertising revenues at the Television segment. The Company also reported a 35% increase in other revenues primarily due to higher digital content licensing revenues at the Television segment.

Quarterly income before income tax expense increased to $706 million from the $654 million in the prior year quarter primarily due to higher revenues at the Cable Network Programming and Television segments. Quarterly total segment operating income before depreciation and amortization (“EBITDA”)1 of $766 million was 8% higher than the prior year quarter driven by higher contributions at the Cable Network Programming and Television segments.

Quarterly net income attributable to Fox Corporation stockholders increased to $529 million ($0.85 per share) compared to $457 million ($0.74 per share) in the prior year quarter. Adjusted quarterly earnings per share attributable to Fox Corporation stockholders2 was $0.76, 3% higher than the $0.74 adjusted result in the prior year quarter.

Commenting on the results, Executive Chairman and Chief Executive Officer Lachlan Murdoch said:

“Our first quarterly results as Fox Corporation demonstrate the strength of our businesses as we delivered strong top line growth across our operating segments and across our key revenue categories. FOX commences as a standalone company with strong assets in unique positions to succeed in the evolving media landscape. Our team is all pulling in the same direction and achieving great things together.”

[1]

Total segment EBITDA may be considered a non-GAAP financial measure. See Note 1 for a description of total segment EBITDA and a reconciliation of income before income tax (expense) benefit to total segment EBITDA.

[2]

Excludes net income effects of Impairment and restructuring charges, adjustments to Equity (losses) earnings of affiliates, Other, net and tax provision adjustments. See Note 2 for a description of adjusted net income and adjusted earnings per share attributable to Fox Corporation stockholders, which are considered non-GAAP financial measures, and a reconciliation of reported net income and earnings per share attributable to Fox Corporation stockholders to adjusted net income and adjusted earnings per share attributable to Fox Corporation stockholders.

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2019

REVIEW OF OPERATING RESULTS

	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018	2019	2018
	$ Millions
Revenues by Component:

Affiliate fee	$1,420	$1,281	$4,102	$3,610
Advertising	1,088	1,001	4,138	3,621
Other	244	181	636	528

Total revenues	$2,752	$2,463	$8,876	$7,759

Segment Revenues:

Cable Network Programming	$1,383	$1,325	$4,082	$3,778
Television	1,370	1,138	4,796	3,982
Other, Corporate and Eliminations	(1)	-	(2)	(1)

Total revenues	$2,752	$2,463	$8,876	$7,759

Segment EBITDA:

Cable Network Programming	$741	$692	$1,893	$1,730
Television	99	81	256	268
Other, Corporate and Eliminations	(74)	(67)	(177)	(146)

Total Segment EBITDA(a)	$766	$706	$1,972	$1,852

Depreciation and amortization:

Cable Network Programming	$12	$10	$35	$28
Television	28	27	80	82
Other, Corporate and Eliminations	18	6	37	16

Total depreciation and amortization	$58	$43	$152	$126

(a)

Total segment EBITDA may be considered a non-GAAP financial measure. See Note 1 for a description of total segment EBITDA and for a reconciliation of income before income tax (expense) benefit to total segment EBITDA.

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2019

CABLE NETWORK PROGRAMMING

	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018	2019	2018
	$ Millions
Revenues
Affiliate fee	$968	$931	$2,845	$2,609
Advertising	276	266	893	825
Other	139	128	344	344

Total revenues	1,383	1,325	4,082	3,778
Operating expenses	(547)	(541)	(1,896)	(1,796)
Selling, general and administrative	(105)	(103)	(322)	(295)
Amortization of cable distribution investments	10	11	29	43

Segment EBITDA	$741	$692	$1,893	$1,730

Cable Network Programming reported quarterly segment revenues of $1.38 billion, an increase of $58 million or 4% from the amount in the prior year quarter primarily due to increases in affiliate and advertising revenues. Affiliate revenues increased $37 million or 4% primarily due to contractual price increases at FOX News and FS1, partially offset by linear subscriber declines. The moderating sequential cable affiliate revenue growth rate, as compared to the cable affiliate revenue growth rate in the first half of fiscal year 2019, reflects the lapping of contractual rate increases and resets on existing affiliate agreements in the prior year. Advertising revenues increased $10 million or 4% primarily reflecting higher digital sales at FOX News and stronger ratings for daily studio programming at FS1.

Cable Network Programming reported quarterly segment EBITDA of $741 million, an increase of $49 million or 7% from the amount in the prior year quarter due to the revenue increases noted above. Expenses were in line with the prior year quarter as higher costs primarily associated with digital initiatives at FOX News were offset by lower linear sports programming rights amortization at FOX Sports due to the absence of Ultimate Fighting Championship and UEFA Champions League content in the current quarter.

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2019

TELEVISION

	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018	2019	2018
	$ Millions
Revenues
Advertising	$812	$735	$3,245	$2,796
Affiliate fee	452	350	1,257	1,001
Other	106	53	294	185

Total revenues	1,370	1,138	4,796	3,982
Operating expenses	(1,114)	(903)	(4,075)	(3,259)
Selling, general and administrative	(157)	(154)	(465)	(455)

Segment EBITDA	$99	$81	$256	$268

Television reported quarterly segment revenues of $1.37 billion, an increase of $232 million or 20% from the amount in the prior year quarter due to increases in affiliate, advertising and other revenues. Affiliate revenues increased $102 million or 29% led by an increase in reverse retransmission revenues. Advertising revenues increased $77 million or 10%, primarily due to the broadcast of one additional NFL Divisional Playoff game and higher pricing and ratings at FOX Entertainment, led by the success of The Masked Singer. Advertising revenues also benefited from the comparison to the prior year period when advertising dollars were diverted to the Winter Olympics, which were broadcast on another network. Other revenues doubled over the prior year quarter principally due to higher digital content licensing revenues.

Television reported quarterly segment EBITDA of $99 million, an increase of $18 million or 22% from the amount in the prior year quarter as the revenue increases noted above were partially offset by higher expenses. The increase in expenses reflects higher sports programming rights amortization and production costs primarily due to the addition of one NFL Divisional Playoff game, higher entertainment programming rights amortization due to the mix of programming in the current quarter compared to the mix of programming aired in the prior year quarter against the Winter Olympics and the recognition of an approximately $55 million write-down of certain entertainment and syndicated programming.

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2019

DISTRIBUTION

On March 19, 2019, the Company became a standalone publicly traded company through the pro rata distribution by Twenty-First Century Fox, Inc. (“21CF”) of all of the issued and outstanding common stock of FOX to 21CF stockholders (other than holders that were subsidiaries of 21CF) (the “Distribution”) in accordance with the Amended and Restated Distribution Agreement and Plan of Merger, dated as of June 20, 2018, by and between 21CF and 21CF Distribution Merger Sub, Inc. Following the Distribution, approximately 354 million and approximately 266 million shares of the Company’s class A common stock and class B common stock, respectively, began trading independently on The Nasdaq Global Select Market. In connection with the Distribution, the Company entered into the Separation and Distribution Agreement, dated as of March 19, 2019 with 21CF, which effected the internal restructuring (the “Separation”) whereby 21CF transferred to FOX a portfolio of 21CF’s news, sports and broadcast businesses, including FOX News, FOX Business, FOX Broadcasting Company (the “FOX Network”), FOX Sports, FOX Television Stations Group, and sports cable networks FS1, FS2, FOX Deportes and Big Ten Network, and certain other assets, and FOX assumed from 21CF the liabilities associated with such businesses and certain other liabilities. The Separation and the Distribution were effected as part of a series of transactions contemplated by the Amended and Restated Merger Agreement and Plan of Merger, dated as of June 20, 2018 (the “21CF Disney Merger Agreement”), by and among 21CF, The Walt Disney Company (“Disney”), TWDC Holdco 613 Corp., a wholly-owned subsidiary of Disney (“New Disney”), and certain other subsidiaries of Disney, pursuant to which, among other things, Disney merged with and into a subsidiary of New Disney and each of Disney and 21CF became wholly-owned subsidiaries of New Disney.

BASIS OF PRESENTATION

The Unaudited Consolidated and Combined Financial Statements of the Company have been prepared in accordance with United States (“U.S.”) generally accepted accounting principles (“GAAP”).

Prior to the Distribution, the Company’s Unaudited Combined Financial Statements were prepared on a standalone basis, derived from the unaudited consolidated financial statements and accounting records of 21CF. The Company’s financial statements as of June 30, 2018 and for the three and nine months ended March 31, 2018 are presented on a combined basis as the Company was not a separate consolidated group prior to the Distribution. These financial statements reflect the combined historical results of operations, financial position and cash flows of 21CF’s domestic news, national sports and broadcast businesses and certain other assets and liabilities associated with such businesses. The Company became a separate consolidated group as a result of the Distribution, and the Company’s financial statements as of March 31, 2019 and for the three and nine months ended March 31, 2019 are presented on a consolidated basis.

The Unaudited Consolidated and Combined Statements of Operations include allocations for certain support functions that were provided on a centralized basis within 21CF prior to the Distribution and not recorded at the business unit level, such as certain expenses related to finance, legal, insurance, information technology, compliance and human resources management activities, among others. 21CF did not routinely allocate these costs to any of its business units. These expenses were allocated to FOX on the basis of direct usage when identifiable, with the remainder allocated on a pro rata basis of combined revenues, headcount or other relevant measures. Management believes the assumptions underlying the Unaudited Consolidated and Combined Financial Statements, including the assumptions regarding allocating general corporate expenses from 21CF, are reasonable. Nevertheless, the Unaudited Consolidated and Combined Financial Statements may not include all of the actual expenses that would have been incurred by FOX and may not reflect FOX’s consolidated and combined results of operations, financial position and cash flows had it been a standalone company during the entirety of the periods presented. Actual costs that would have been incurred if FOX had been a standalone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure. These Unaudited Consolidated and Combined Statements of Operations include a corporate allocation of approximately $100 million and $90 million for the three months ended March 31, 2019 and 2018, respectively, and of approximately $270 million and $220 million for the nine months ended March 31, 2019 and 2018, respectively, in Selling, general and administrative expenses.

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2019

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements in this press release due to changes in economic, business, competitive, technological, strategic and/or regulatory factors and other factors affecting the operation of the Company’s businesses. More detailed information about these factors is contained in the documents the Company has filed with or furnished to the Securities and Exchange Commission (the “SEC”), including the Company’s Registration Statement on Form 10, filed with the SEC and declared effective by the SEC on February 5, 2019, and subsequent Quarterly Reports on Form 10-Q.

Statements in this press release speak only as of the date they were made, and the Company undertakes no duty to update or release any revisions to any forward-looking statement made in this press release or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

To access a copy of this press release through the Internet, access Fox Corporation’s corporate Web site located at http://www.foxcorporation.com.

CONTACTS:

Joe Dorrego, Investor Relations	Hope Hicks, Press Inquiries
212-852-7856 Dan Carey, Investor Relations 212-852-7955	310-369-1212 Megan Klein, Press Inquiries 310-369-1363

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2019

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018	2019	2018
	$ Millions, except per share amounts

Revenues	$2,752	$2,463	$8,876	$7,759

Operating expenses	(1,660)	(1,444)	(5,969)	(5,054)
Selling, general and administrative	(336)	(324)	(964)	(896)
Depreciation and amortization	(58)	(43)	(152)	(126)
Impairment and restructuring charges	(14)	(14)	(14)	(11)
Interest expense	(81)	(7)	(112)	(20)
Interest income	19	-	19	-
Other, net	84	23	(116)	(75)

Income before income tax (expense) benefit	706	654	1,568	1,577
Income tax (expense) benefit	(167)	(188)	(390)	171

Net income	539	466	1,178	1,748

Less: Net income attributable to noncontrolling interests	(10)	(9)	(37)	(32)

Net income attributable to Fox Corporation stockholders	$529	$457	$1,141	$1,716

Weighted average shares:	621	621	621	621

Net income attributable to Fox Corporation stockholders per share:	$0.85	$0.74	$1.84	$2.76

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2019

CONSOLIDATED AND COMBINED BALANCE SHEETS

	March 31, 2019	June 30, 2018
Assets:	$ Millions
Current assets:
Cash and cash equivalents	$2,818	$2,500
Receivables, net	1,949	1,833
Inventories, net	1,074	1,180
Other	123	67

Total current assets	5,964	5,580

Non-current assets:
Property, plant and equipment, net	1,286	1,169
Intangible assets, net	2,855	2,866
Goodwill	2,691	2,747
Deferred tax assets	3,685	-
Other non-current assets	1,176	759

Total assets	$17,657	$13,121

Liabilities and Equity:
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$1,297	$1,759

Total current liabilities	1,297	1,759

Non-current liabilities:
Borrowings	6,750	-
Other liabilities	863	422
Deferred income taxes	-	1,071
Redeemable noncontrolling interests	136	275
Commitments and contingencies
Equity:
Class A common stock, $0.01 par value	4	-
Class B common stock, $0.01 par value	3	-
Twenty-First Century Fox, Inc. investment	-	9,513
Additional paid-in capital	8,706	-
Retained earnings	101	-
Accumulated other comprehensive (loss) income	(214)	81

Total Fox Corporation stockholders’ equity	8,600	9,594
Noncontrolling interests	11	-

Total equity	8,611	9,594

Total liabilities and equity	$17,657	$13,121

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2019

CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

	Nine Months Ended March 31,
	2019	2018
	$ Millions
Operating Activities:
Net income	$1,178	$1,748
Adjustments to reconcile net income to cash provided by operating activities
Depreciation and amortization	152	126
Amortization of cable distribution investments	29	43
Impairment and restructuring charges	14	11
Equity-based compensation	5	-
Other, net	116	75
Deferred income taxes	322	(563)
Change in operating assets and liabilities, net of acquisitions and dispositions
Receivables and other assets	(196)	(118)
Inventories net of program rights payable	137	(300)
Accounts payable and other liabilities	(133)	(237)

Net cash provided by operating activities	1,624	785

Investing Activities:
Property, plant and equipment	(147)	(148)
Proceeds from the relinquishment of spectrum	-	354
Purchase of investments	(100)	-
Other investing activities, net	(64)	(9)

Net cash (used in) provided by investing activities	(311)	197

Financing activities:
Borrowings	6,750	-
Net transfers (to) from Twenty-First Century Fox, Inc.	(1,233)	845
Net dividend paid to Twenty-First Century Fox, Inc.	(6,500)	-
Distributions and other	(12)	(65)

Net cash (used in) provided by financing activities	(995)	780

Net increase in cash and cash equivalents	318	1,762
Cash and cash equivalents, beginning of year	2,500	19

Cash and cash equivalents, end of period	$2,818	$1,781

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2019

NOTE 1 – TOTAL SEGMENT OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION

The Company evaluates performance based upon several factors, of which the primary financial measure is segment operating income before depreciation and amortization, or Segment EBITDA. Beginning with the announcement of the Company’s financial results for the third quarter of fiscal 2019, the Company has renamed as “Segment EBITDA” the measure that it previously referred to as “Segment OIBDA.” The definition of this measure has not changed: Segment EBITDA is defined as Revenues less Operating expenses and Selling, general and administrative expenses. Segment EBITDA does not include: Amortization of cable distribution investments, Depreciation and amortization, Impairment and restructuring charges, Interest expense, Interest income, Other, net and Income tax (expense) benefit. Management believes that Segment EBITDA is an appropriate measure for evaluating the operating performance of the Company’s business segments because it is the primary measure used by the Company’s chief operating decision maker to evaluate the performance of and allocate resources to the Company’s businesses.

Management believes that information about Total Segment EBITDA assists all users of the Company’s Unaudited Consolidated and Combined Financial Statements by allowing them to evaluate changes in the operating results of the Company’s portfolio of businesses separate from non-operational factors that affect net income, thus providing insight into both operations and the other factors that affect reported results. Total Segment EBITDA provides management, investors and equity analysts a measure to analyze the operating performance of the Company’s business and its enterprise value against historical data and competitors’ data, although historical results, including Segment EBITDA and Total Segment EBITDA, may not be indicative of future results (as operating performance is highly contingent on many factors, including customer tastes and preferences).

Total Segment EBITDA may be considered a non-GAAP financial measure and should be considered in addition to, not as a substitute for, net income, cash flow and other measures of financial performance reported in accordance with GAAP. In addition, this measure does not reflect cash available to fund requirements and excludes items, such as depreciation and amortization and impairment charges, which are significant components in assessing the Company’s financial performance. Total Segment EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reconciles Income before income tax (expense) benefit to total Segment EBITDA:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018	2019	2018
	$ Millions
Income before income tax (expense) benefit	$706	$654	$1,568	$1,577
Add:
Amortization of cable distribution investments	10	11	29	43
Depreciation and amortization	58	43	152	126
Impairment and restructuring charges	14	14	14	11
Interest expense	81	7	112	20
Interest income	(19)	-	(19)	-
Other, net	(84)	(23)	116	75

Total Segment EBITDA	$766	$706	$1,972	$1,852

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2019

NOTE 2 – ADJUSTED NET INCOME AND ADJUSTED EPS

The Company uses net income and earnings per share (“EPS”) attributable to Fox Corporation stockholders excluding net income effects of Impairment and restructuring charges, adjustments in Equity (losses) earnings of affiliates, Other, net, and tax provision adjustments (“Adjusted Net Income” and “Adjusted EPS” respectively) to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period.

Adjusted Net Income and Adjusted EPS may not be comparable to similarly titled measures reported by other companies. Adjusted Net Income and Adjusted EPS are not measures of performance under generally accepted accounting principles and should be considered in addition to, and not as substitutes for, net income attributable to Fox Corporation stockholders and EPS as reported in accordance with GAAP. However, management uses these measures in comparing the Company’s historical performance and believes that they provide meaningful and comparable information to management, investors and equity analysts to assist in their analysis of the Company’s performance relative to prior periods and the Company’s competitors.

The following table reconciles net income and EPS attributable to Fox Corporation stockholders to Adjusted Net Income and Adjusted EPS for the three months ended March 31, 2019 and 2018.

	Three Months Ended
	March 31, 2019		March 31, 2018
	Income	EPS	Income	EPS
	$ Millions, except per share data
Net Income	$539		$466
Less: Net income attributable to noncontrolling interests	(10)		(9)

Net Income attributable to Fox Corporation stockholders	$529	$0.85	$457	$0.74

Impairment and restructuring charges	14	0.02	14	0.02

Other, net	(85)	(0.14)	(25)	(0.04)

Tax provision	13	0.02	13	0.02

Rounding	-	0.01	-	-

As adjusted	$471	$0.76	$459	$0.74